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               OMI CORPORATION o One Station Place o Stamford, CT 06902

April 14, 2000

DEAR STOCKHOLDER:

     You are cordially invited to attend the 2000 annual meeting of OMI Corporation stockholders to be held at One Station Place, Stamford, Connecticut, on Thursday, May 18, 2000 at 9:00 a.m.

     Matters to be considered and acted upon by our stockholders include the election of directors and ratification of the appointment of OMI Corporation's certified public accountants. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating, and mailing the enclosed proxy will be appreciated.

                                               Sincerely,


                                           /s/ CRAIG H. STEVENSON, JR.
                                           ------------------------------------
                                               Craig H. Stevenson, Jr.

                                               Chairman of the Board, President
                                               and Chief Executive Officer

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                               OF OMI CORPORATION

                                   ----------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMI Corporation will be held in the lower lobby at One Station Place, Stamford, Connecticut on Thursday, May 18, 2000, at 9:00 a.m. (Eastern Daylight Savings
Time), for the following purposes:

     (1) To elect three directors (Class II) for a three-year term, each to hold office until his or her successor shall be duly elected and qualified;

     (2) To ratify the appointment of Deloitte & Touche LLP as auditors of OMI Corporation and various subsidiaries for the year ending December 31, 2000; and

     (3) To consider and act on such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     A complete list of the stockholders entitled to vote at the meeting will be located at the offices of OMI Corporation, One Station Place, Stamford, Connecticut, at least 10 days prior to the meeting.

                                          By Order of the Board of Directors



                                      /s/ FREDRIC S. LONDON
                                      ----------------------
                                          Fredric S. London

                                          Secretary

Stamford, Connecticut
April 14, 2000

                                    IMPORTANT

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

                                PROXY STATEMENT

     The following statement is submitted to stockholders in connection with the solicitation of proxies for the Annual Meeting of Stockholders of OMI Corporation ("OMI" or the "Company") to be held May 18, 2000. OMI's corporate headquarters is located at One Station Place, Stamford, Connecticut 06902, and the Annual Meeting will be held in the lower lobby of that building. A proxy for this meeting is enclosed. This proxy statement is being mailed on or about April 17, 2000 to shareholders of record as of April 10, 2000

     The purposes of the meeting are:

     (1) to elect three directors for a three-year term, each to hold office until his successor shall be duly elected and qualified;

     (2) to ratify the appointment of Deloitte & Touche LLP as auditors of OMI and various subsidiaries for the current year; and

     (3) to consider and act on such other business as may properly come before the meeting.

     The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of the Board of Directors of OMI. The cost of this solicitation will be paid by OMI. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and Proxy Statement, which are enclosed. The solicitation will be conducted principally by mail, although directors, officers and employees of OMI and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals and OMI will reimburse such persons for their expenses in so doing. OMI is also retaining D.F. King & Co., Inc. to solicit proxies and will pay D.F. King & Co., Inc.
a fee of $6,500.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the meeting and voted in accordance with the specifications, if any, made on the proxy. If no specification is made, the proxies will be voted FOR the management slate of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors. A proxy is revocable at any time prior to being voted by giving written notice to the Secretary of OMI or by attending the meeting and voting in person.

                                VOTING SECURITIES

     As of April 10, 2000, the record date for the meeting, OMI had outstanding 57,527,678 shares of common stock, par value $.50 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote per share on all matters to come before the meeting, including the election of directors. The election of each nominee for director and the ratification of Deloitte & Touche LLP as auditors require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting. Broker non-votes will not be treated as votes cast with respect to any matter presented at the Annual Meeting and abstentions will be treated as negative votes on all matters other than election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF OMI

     (a) The following tables sets forth, as of April 1, 2000, certain information with respect to (i) each person known to OMI to be the beneficial owner of more than five percent (5%) of OMI's Common Stock, which is the only class of outstanding voting securities, (ii) each director, (iii) each of certain executive officers, (iv) the Board Nominees and (v) all directors and all executive officers as a group:

         NAME AND ADDRESS OF                                  AMOUNT AND NATURE OF     PERCENT
          BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP (1)   OF CLASS
         -------------------                                ------------------------   --------

Mega Tankers Newbuilding AS (2) ..............................     6,299,998             10.95
Gaasholmen
Farsund, Norway 4550

Spindrift Partners, L.P. and Spindrift Investors .............     3,700,000              6.43
  (Bermuda) L.P.
c/o Wellington Management Company LLP
75 State Street
Boston, MA 02109

State Street Research and Management Company .................     3,092,800              5.38
One Financial Center, 30th Floor
Boston, MA 02111-2690

Craig H. Stevenson, Jr. (3) ..................................       607,788              1.06
Robert L. Bugbee (4) .........................................       232,188                 *
Vincent J. de Sostoa (5) .....................................       177,502                 *
Fredric S. London (6) ........................................       272,871                 *
Henry Blaustein (7) ..........................................        70,900                 *
James Hood (8) ...............................................        30,741                 *
James D. Woods (8) ...........................................        80,741                 *
Michael Klebanoff (9) ........................................       439,737                 *
Edward Spiegel (10) ..........................................       147,241                 *
All directors and executive officers as a group (17 persons)..     2,389,319              4.15%


----------
*    Represents holdings of less than one percent.

(1) Includes all shares with respect to which each person, executive officer or director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. With respect to executive officers, includes shares that may be purchased under currently exercisable stock options granted pursuant to the OMI Corporation 1998 Stock Option Plan, shares held under the OMI Corporation Savings Plan and units or shares held under the OMI Corporation 1998 Performance Share Unit Plan. With respect to non-employee directors, includes shares that may be purchased under currently exercisable stock options granted pursuant to the OMI Corporation 1998 Stock Option Plan.

(2) Includes 599,998 owned of record by two shareholders of Mega Tankers Newbuilding AS.

(3) Includes options to purchase 100,000 shares, 2000 shares held in a corporation in which the executive has no interest but his spouse owns a 50% interest and performance units convertible into 60,000 shares.

(4) Includes options to purchase 70,000 shares, 1000 shares owned by his spouse and performance units convertible into 40,000 shares.

(5) Includes options to purchase 52,340 shares and performance units convertible into 25,000 shares.

(6) Includes options to purchase 77,000 shares, performance units convertible into 25,000 shares and 24,000 shares owned by his children.

(7) Includes options to purchase 30,000 shares and performance units convertible into 25,000 shares.

(8)  Includes options to purchase 10,000 shares.

(9)  Includes options to purchase 30,000 shares.

(10) Includes 14,000 shares owned by his children and 5,000 shares owned by a foundation and options to purchase 10,000 shares.


                              ELECTION OF DIRECTORS

     Pursuant to OMI's Articles of Incorporation, as amended, and By-Laws, the Board of Directors of OMI is divided into three classes as set forth in the following table. Each Class consists of three directors. The directors in each class hold office for staggered terms of three years. The three Class II directors, Messrs. Edward Spiegel, Craig H. Stevenson, Jr., and James D. Woods, whose present terms expire in 2000, are being proposed for new three year terms (expiring in 2003) at this Annual Meeting. The Class II directors were elected by the then current shareholder of the Company (then OMI Corp. and now known as "Marine Transport Corporation", and referred to herein as "Old OMI") prior to the Company being spun off to Old OMI's shareholders on June 17, 1998 (the "Spin-off").

     All nominees in Class II are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as Proxies have discretionary authority to vote for a substitute nominee named by Management, or Management may reduce the number of directors to be determined and elected.

     The Board of Directors recommends a vote in favor of the election of the nominees for directors.

     The following tables set forth certain information regarding the members of and nominees for the Board of Directors:


                                          CLASS AND
                                           YEAR IN                                                     FIRST
     NAME AND OTHER                      WHICH TERM               PRINCIPAL                          BECAME A
       INFORMATION                AGE    WILL EXPIRE             OCCUPATION                          DIRECTOR
     --------------               ---    -----------             ----------                          --------

                         NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING

Edward Spiegel .................  61     Class II    Private investor, former partner of              6/17/98
                                         2000        Goldman Sachs

Craig H. Stevenson, Jr .........  45     Class II    Chairman of the Board, President and Chief       1/15/98
                                         2000        Executive Officer of OMI Corporation

James D. Woods .................  68     Class II    Chairman Emeritus and Consultant to              6/17/98
                                         2000        Baker Hughes Inc.

                                  DIRECTORS WHOSE TERMS CONTINUE

Robert Bugbee ..................  39     Class I     Chief Operating Officer and Senior,              1/15/98
                                         2002        Vice President OMI Corporation

James N. Hood ..................  65     Class I     Retired former President and Chief Executive     6/17/98
                                         2002        Officer of Teekay Shipping Corporation

Michael Klebanoff ..............  79     Class III   Private investor; Chairman Emeritus of           6/17/98
                                         2001        OMI Corporation


            ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     During 1999, there were five Board of Directors' meetings of the Company. All directors attended all five meetings except for one director, who missed one meeting.

     The Audit Committee, now comprising Messrs. Spiegel, Hood and Klebanoff, recommends to the Board the auditors to be appointed by the Company, reviews the results of each year's audit, evaluates any recommendations the auditors may propose with respect to the Company's internal controls and procedures and oversees the responses made to any such recommendations. The Compensation Committee, comprising Messrs. Woods and Spiegel, reviews and determines the compensation of the Company's executives. In 1999, the Audit Committee met once for the purpose of reviewing audit procedures and inquiring into financial, legal, and other matters, and the Compensation Committee met twice for the purpose of reviewing overall compensation and employee benefit practices and programs. The Company does not have a nominating or similar committee.

     CRAIG H. STEVENSON JR. was appointed President and Chief Executive Officer of the Company in 1998. Mr. Stevenson had been Chief Executive Officer of Old OMI from January 1997 and was President of Old OMI from November 1995 to June 1998. He was elected Chief Operating Officer of Old OMI in November 1994 and Senior Vice President/Chartering in August 1993.

     ROBERT BUGBEE was elected Director and Senior Vice President of the Company in 1998 and Chief Operating Officer in March 2000. He was Senior Vice President of Old OMI from August 1995 to June 1998. Mr. Bugbee joined Old OMI in February 1995. Prior thereto, he was Head of Business Development at Gotaas-Larsen Shipping Corporation for more than three years.

     JAMES N. HOOD was President and Chief Executive Officer of Teekay Shipping Corporation from 1992 to 1998, Director of Teekay Shipping Corporation from 1993 to 1998 and consultant to Teekay Shipping Corporation from 1998 to 2000. In addition to his 23 years of shore service in various senior management positions, Captain Hood served at sea for 19 years, including four years of command experience.

     MICHAEL KLEBANOFF is a private investor. He was President of Old OMI from 1969 to 1983 and was Chairman of the Board of Old OMI from 1983 until November 1995. Mr. Klebanoff is a director of Old OMI.

     EDWARD SPIEGEL was a general partner of Goldman Sachs from 1984 to 1995. Mr. Spiegel is a Chartered Financial Analyst and a member of the New York Society of Security Analysts. In 1998 Mr. Spiegel became adirector of Genesis Direct, Inc., now known as PROTEAM.COM. Mr. Spiegel is an Advisory Director of Goldman Sachs & Co.

     JAMES D. WOODS is Chairman Emeritus and consultant to Baker Hughes Inc., one of the largest companies in the oil-services industry, and worked for its predecessor from 1955 to 1997. From January 1989 until January of 1997Mr. Woods was Chairman of the Board and Chief Executive Officer of Baker Hughes Inc. Mr. Woods is also adirector of Wynns International Inc., Howmet International Inc., Varco International Inc., Kroger Co., and Kaiser Aluminum Corp.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     No current Director or nominee for Director had any business relationship with the Company in 1999.

                            COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of the Company do not receive any fees or remuneration for services as members of the Board of Directors or of any Committee thereof. Each non-employee director in 1999 was compensated $20,000 annually (except Michael Klebanoff receives $50,000 per year by virtue of an agreement made by the predecessor of the Company in 1984) and $750 per board and committee meeting attended. The outside directors other than Mr. Klebanoff received shares in the Company in 1999 and 2000 in lieu of the annual fee at the closing prices on the day of the first board meeting of 1999 and of 2000, respectively.

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows the compensation paid by Old OMI (for the period to June 17, 1998) and by the Company (thereafter to year-end in 1998 and in 1999) of each of the Company's five most highly compensated executive officers (the "named executive officers").


                                    SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                        ANNUAL COMPENSATION               COMPENSATION AWARDS
                                    ---------------------------------  ------------------------
                                                                                    RESTRICTED
                                                             OTHER                     STOCK
                                                            ANNUAL        OTHER      OPTIONS/      ALL OTHER
       NAME AND                      SALARY      BONUS   COMPENSATION    ANNUAL        SARS      COMPENSATION
  PRINCIPAL POSITION          YEAR   ($) (4)    ($) (4)     ($) (5)    AWARDS ($)   (#) (1) (2)     ($) (3)
  ------------------          ----  --------   --------  ------------  ----------   -----------  ------------
Craig H. Stevenson, Jr.       1999  389,000     121,620      97,866            0            0       63,492
President and Chief           1998  389,000     253,200           0            0            0       43,302
Executive Officer             1997  380,000   1,062,500           0      459,375       50,000       32,985

Robert Bugbee                 1999  272,000      81,080      12,739            0            0       22,406
Sr. Vice President/           1998  272,000     168,800           0            0            0       46,714
Commercial and                1997  250,000     531,250           0            0            0       19,412
Chief Operating Officer

Vincent J. deSostoa           1999  256,000      50,674       1,209            0            0       22,595
Sr. Vice President, Chief     1998  256,000     105,500           0            0            0       47,257
Financial Officer and         1997  250,000     531,250           0            0            0       21,553
Treasurer

Fredric S. London             1999  246,000      50,674       6,527            0            0       17,920
Sr. Vice President, General   1998  246,000     105,500           0            0            0       46,838
Counsel and Secretary         1997  240,000     531,250           0            0            0       20,930

Henry Blaustein (6)           1999  240,000      50,674       1,209            0            0       23,344
Sr. Vice President, OMI       1998  240,000     105,500           0            0       30,000       28,859
Marine Services LLC           1997   99,511     214,200           0      137,812       15,000        5,290

----------

(1) All restrictions on restricted stock holdings lapsed on or before June 17, 1998.

(2) Options granted under the Old OMI 1995 Incentive Equity Plan and converted to the OMI Corporation 1998 Stock Option Plan (the "Plan") to the named executive officers. No stock appreciation rights ("SARs") have been granted under the Plan.

(3) Includes (i) amounts contributed under the OMI Corporation Savings Plan and OMI Corporation Executive Savings Plan in 1999 for Mr. Stevenson at a value of $62,817, for Mr. deSostoa at a value of $20,684, for Mr. London at a value of $16,429, for Mr. Bugbee at a value of $21,991 and for Mr. Blaustein at a value of $20,866 and (ii) amounts reflecting the cost of group-term life insurance coverage over $50,000 for Mr. Stevenson at a value of $675, for Mr. deSostoa at a value of $1,911, for Mr. London at a value of $1,491, for Mr. Bugbee at a value of $414, and for Mr. Blaustein at a value of $2,478.

(4) Represents amounts earned the relevant year. In some instances, the payment of all or a portion may have been deferred to a subsequent year.

(5) The Company pays the costs of a membership, including dues and assessments, for a club to be used for business purposes by senior executives. The amounts listed represent such costs and a car allowance in the amount of $1,209 per year.

(6) Mr. Blaustein joined the Company in July 1997. His 1997 annualized salary was $235,000.

EMPLOYMENT CONTRACTS

     OMI has employment agreements with Messrs. Stevenson, deSostoa, London, Bugbee, Blaustein and its Vice Presidents which provide for an annual base salary and a performance incentive bonus. The base salary is the amount paid in the previous year plus any raise granted by the OMI Board. Under the contracts, bonuses are paid at the discretion of the OMI Board. Each of these agreements also provides that if the employee's employment (i) is terminated without cause (as defined in his employment agreement), (ii) the employee voluntarily terminates his employment within 90 days of a relocation (following a Change in Control) or reduction in compensation or responsibilities, or (iii) the employee is disabled (as defined in his employment agreement), such employee will continue to receive base salary and other benefits for a period of two years. Under these employment agreements, if such an employee's employment terminates (other than for "cause" or becoming "disabled") within two years after a Change in Control (as defined in the employment agreements), OMI is required to pay the executive a bonus equal to the total annual bonuses previously paid to the employee within the twelve months immediately preceding such change in control. In addition, in the event of a Change in Control (as defined in the relevant agreement) and if any such employee's employment is terminated by OMI without cause (other than for reasons of disability) or by the employee as described in clause (ii) above, within 2 years before or after such a Change in Control, OMI will pay such employee an amount equal to three times the sum of his then current base salary and his incentive bonus paid during the previous twelve months, reduced, in the case of a termination occurring prior to such a change in control by any severance theretofore paid to the employee under his employment agreement.

OPTION GRANTS IN 1999

     No new stock options or stock appreciation rights were granted to the named executive officers during calendar year 1999.

AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END OPTIONS VALUES

     No executive officer exercised stock options during fiscal year 1999. Based on the closing price on the New York Stock Exchange on December 31, 1999 of $2.06, no options were exercisable in-the-money.

REPORT ON SENIOR EXECUTIVE COMPENSATION
BY THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

     OMI's senior executive compensation program is designed to ensure that OMI can attract and retain executives who will contribute to OMI's success by their ability, ingenuity and industry experience, and to enable these executives to participate in the long-term success and growth of OMI by giving them a proprietary interest in OMI. OMI's senior executive compensation program recognizes and encourages individual skills, commitment to corporate goals, and contributions to Company and shareholder interests. The Compensation Committee believes that the Company's compensation for senior executives is comparable to that of competitors and serves the interest of shareholders.

COMPENSATION PHILOSOPHY

     OMI's senior executive compensation program, which governs compensation paid to senior executive officers is designed to:

     (1) encourage senior executives to identify with the goals and objectives of the Company and to reward the achievement of those goals and objectives;

     (2) acknowledge individual contributions of executives in achieving corporate goals;

     (3) encourage executives to be creative and aggressive, within the bounds of sound reason, in working toward Company and shareholder objectives;

     (4) sufficiently relate compensation to performance to encourage highly focused attention to corporate goals, while at the same time incorporating recognition of the cyclical nature of the shipping industry;

     (5) provide an appropriate mix of short and long-term compensation to reward both current performance and future commitment to OMI; and

     (6) establish a working environment that encourages talent, rewards good judgment, and maintains a quality working environment.

     In the highly cyclical bulk shipping market, the knowledge and judgment of a company's senior executives are particularly critical to the success of the enterprise. A lost opportunity may not be presented again for many years. Therefore, OMI's senior executive compensation program takes into account not only the normal financial considerations, but also, through discussions with the Company's senior executives and through presentations at Board of Directors meetings, an assessment of how well the executive has judged and reacted to the programs and opportunities presented to OMI in the course of market changes.

     OMI's senior executive compensation program, which is based on an assessment undertaken by an independent compensation consultant, includes base salary and a program which provides both bonus and equity participation in the Company based upon the performance of the Company's stock price. All of the senior executive have stock options and stock received in connection with the spin-off from Old OMI and the Board of Directors has set minimum levels of stock ownership which the senior executives are to meet. The executives have the incentive to make strategic decisions that will position the Company for future long-term success, improve the efficiency, quality and safety of shipping operations and efforts to develop and improve the business of the Company.

ANNUAL COMPENSATION AND LONG TERM AWARDS

     Base salaries of OMI's Chief Executive Officer and other named executive officers are listed in the Executive Compensation Table on page 6. Base salaries are reviewed annually by the Compensation Committee. Upward adjustments of base salaries are determined by an assessment of the base salaries included in employment contracts for the Chief Executive Officer and the other named executive officers, recent issues and difficulties addressed by the chief Executive Officer and the other named executive officers, efforts expended to carry out job responsibilities, general pay practices of similar companies with similar job categories and internal equity considerations. OMI tries to maintain a competitive salary structure in comparison to the median salaries paid in the shipping industry in order to attract and retain the highly qualified individuals necessary to ensure OMI prospers and rewards shareholder confidence.

     Bonuses, along with increases in base salaries, provide the short-term incentive portion of executive compensation at OMI. The Board of Directors approved a plan in 1998 which provides bonuses based on the Company's stock price. Fifty percent of the amount of any bonus is paid in cash and fifty percent is deferred and paid in OMI common stock or cash when the executive's employment terminates unless the executive owns sufficient stock to satisfy requirements established by the Board of Directors. No raises have been given for 2000 to the senior executive officers because of the Company's financial situation.

POLICY WITH RESPECT TO SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction that a publicly held company can take with respect to the compensation of certain of its executive officers to the extent that such compensation exceeds $1 million in a taxable year, unless the compensation qualifies for any of several exceptions provided in the statute, including an exception for "performance based" compensation. As the Company is a Marshall Islands entity and its revenues are exempt from U.S. federal taxation, it does not take tax deductions for the compensation of its executives. Nonetheless, it does not expect that the total compensation for any of the Company's executive officers will exceed the amount of $1 million in any year in the immediate future unless there is a substantial increase in the Company's stock price.

COMPENSATION COMMITTEE

     The OMI Board of Directors' Compensation Committee, which is responsible for the administration of OMI's senior executive compensation program, is composed entirely of independent outside directors. The Compensation Committee reviews all aspects of senior executive compensation and recommends to the Board of Directors annual and long-term components of Chief Executive Officer and named executive officer compensation.

                                                       COMPENSATION COMMITTEE

                                                       James D. Woods, Chairman
                                                       Edward Spiegel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee comprises Messrs. Woods and Spiegel, both of whom are directors of the Company and neither of whom are or were officers of the Company or any of its subsidiaries. Neither provided other services to the Company nor received other remuneration from the Company in 1999. Mr. Spiegel is a limited partner and Advisory Director at Goldman Sachs & Co., which performs investment banking services for the Company.

COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index commencing 1998, as the Company first traded publicly on June 18, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
            AMONG OMI CORPORATION, DOW JONES EQUITY MARKET INDEX AND
                      DOW JONES MARINE TRANSPORTATION INDEX
                         FISCAL YEAR ENDING DECEMBER 31



                    [GRAPHICAL REPRESENTATION OF DATA CHART]


-------------------------------------------------------------------------------
                                 6/18/99   6/30/98  12/31/98 6/30/99   12/31/99
-------------------------------------------------------------------------------
OMI CORP ........................... 100        98        40      25         25
-------------------------------------------------------------------------------
DOW JONES US EQUITY INDEX .......... 100       103       113     126        136
-------------------------------------------------------------------------------
DOW JONES MARINE TRANSPORTATION .... 100       104        80      87         99
-------------------------------------------------------------------------------

     The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on June 18, 1998.

AUDIT COMMITTEE CHARTER

     On February 10, 2000 the Board of Directors adopted the Audit Committee Charter, a copy of which is appended hereto as Appendix 1. The Charter sets forth the organizational parameters, role and responsibility of the Audit Committee. All members of the Audit Committee are "independent" as defined in the New York Stock Exchange's listing standards.

APPROVAL OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as auditors of OMI and various subsidiaries for the year 2000. A representative of Deloitte & Touche LLP, who were also the auditors of OMI for 1999, is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The Board of Directors recommends a vote in favor of ratification of the appointment of Deloitte & Touche LLP as auditors for 2000.

SECTION 16(A) REPORTING

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and holders of more than 10% of the Company's common stock (collectively, "reporting persons") to file reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the copies of such reports furnished to the Company and written representations from the reporting persons other than executive officers and directors of the Company that no reports on Form 5 were required to be filed, the Company believes that all reports by such reporting persons were timely filed.

OTHER MATTERS

     OMI has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

     Copies of OMI's Annual Report on Form 10-K, excluding exhibits, are available to any stockholder, at no charge, by writing to: Corporate Relations Department, OMI Corporation, One Station Place, Stamford, CT 06902.

SHAREHOLDER PROPOSALS

     Any proposals of stockholders to be presented at OMI's next Annual Meeting must be received at OMI's principal executive offices, One Station Place, Stamford, CT 06902, Attention: Secretary, not later than December 31, 2000, for inclusion in OMI's proxy statement and form of proxy relating to that Annual Meeting. A shareholder who intends to present an item of business at the 2001 Annual Meeting of Stockholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Secretary of the Company on or before March 14, 2001.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 has been mailed to Stockholders.

                                         By Order of the Board of Directors


                                     /s/ FREDRIC S. LONDON
                                     ---------------------------------------
                                         Fredric S. London
                                         Secretary

Stamford, Connecticut
April 14, 2000

                                                                      APPENDIX 1

                             AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of OMI Corporation (the "Corporation") will be organized consistent with the following significant parameters:

     SIZE OF THE COMMITTEE: The Committee will have three members.

     QUALIFICATIONS: Committee members must be "Independent Directors" of the company. (Members of the Committee will be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation.) In addition, each Committee member must be "Financially Literate" or must achieve this status through training within six months of being appointed to the Committee (for these purposes, "Financial Literacy" is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement).

     FREQUENCY OF MEETINGS: The Committee will meet at such times it deem necessary to completely discharge its duties and responsibilities as outlined in this charter.

     APPOINTMENT OF MEMBERS AND CHAIRPERSON: Each Committee member will be selected by the Chairman of the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Committee will be selected by the Chairman of the Board of Directors and will serve in that capacity for one year. The Chairman must have academic training in accounting or current or past experience in positions of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a Corporation). The Chairman can serve successive terms in this capacity without limitation.

     ROLE AND RESPONSIBILITY: The function of the Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving the Corporation and including, unless otherwise specified, any of its direct or indirect subsidiaries:

          1. Review and approval of the Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and recommendations to the Board regarding the Board's execution of them;

          2. Such review of the annual financial statements, annual reports and registration statements of the Corporation's direct or indirect subsidiaries as in the Committee's judgment is appropriate in order to fulfill its responsibilities;

          3. Review of the Corporation's programs for compliance with applicable financial disclosure requirements;

          4. Review of the auditing of the Corporation's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

          5. Review of the non-audit professional services provided by the Corporation's independent public accountants and related fees, considering the possible effect they have on the independence of such accountants;

          6. Recommendations to the Board regarding the engagement of independent public accountants;

          7. Review of the Corporation's processes to maintain an adequate system of internal controls;

          8. Review of the scope and results of the Corporation's internal audit plans and procedures;

          9. Review of travel and entertainment expenses reported by the executive officers of the Corporation;

          10. Direction and supervision of investigations into matters within the scope of the Committee's duties;

          11. Recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

          12. Such other duties and responsibilities as may be assigned to the Committee by the Board.

     In carrying out these responsibilities, the Committee shall have full access to the independent public accountants, the internal auditors, the General Counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. The Corporation's independent public accountants will have full access to the Committee.

                                                                          [LOGO]

                                                                 OMI CORPORATION

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                             AND
                                                                 PROXY STATEMENT
                                                                  ANNUAL MEETING
                                                                 OF STOCKHOLDERS
                                                                    MAY 18, 2000
                                                                       9:00 A.M.
                                                               ONE STATION PLACE
                                                           STAMFORD, CONNECTICUT

[RECYCLE LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 OMI CORPORATION


     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned stockholder of OMI CORP. (the "Corporation") does hereby constitute ROBERT BUGBEE, VINCENT J. de SOSTOA and FREDRIC S. LONDON, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of Stockholders of the Corporation, to be held at One Station Place, Stamford, Connecticut on Thursday, May 18, 2000 at 9:00 A.M., on all matters as may properly come before the meeting, as set forth in the Notice of Annual Meeting of Stockholders, dated April 14, 2000 and at any and all adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS. IF NO SPECIFICATION IS MADE AS TO ANY PROPOSAL, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are given with respect to all or some items, as to such items, this Proxy will be voted FOR Proposals 1, and 2.

Please mark your votes as indicated in this example  [X]




                                                     WITHHOLD
                                                     AUTHORITY
                                                    to vote for
PROPOSAL 1:                             FOR         all nominees
FOR election of the following three
CLASS II directors for a three-year     [ ]             [ ]
term, each to hold office until his
or her successor shall be elected and qualified:
Edward Spiegel, Craig H. Stevenson, Jr. and
James D. Woods


PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE CORPORATION FOR THE YEAR 2000.

        FOR       AGAINST     ABSTAIN
        [ ]        [ ]          [ ]        I PLAN TO ATTEND MEETING [ ]



TO WITHHOLD VOTE FOR INDIVIDUAL NOMINEE[S): Write that nominee(s) name in the space provided below).

__________________________________

The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2.




Signature(s)________________________________________       Date_____________

NOTE: Please mark, date, and sign your name as it appears hereon and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or Guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

                              FOLD AND DETACH HERE